UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  May 3, 2005

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-116590	52-2175259
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 West Eldorado Street Decatur, IL 62522-1808
(Address of Principal Executive Offices)

(217) 423-4471

 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 3, 2005, the board of directors of Mueller Water Products, Inc. (the “Company”) unanimously consented to the following:

•                                          Authorization of the payment to current directors and employees of an additional amount sufficient to enable each such person to pay his or her income taxes payable as a result of the increase in the valuation of the stock compensation paid to such directors and employees in the quarter ended June 26, 2004.  The aggregate amount of such additional payments was limited to $1.4 million, of which the following directors and named executive officers of the Company are to receive the following amounts:

Name	Title	Amount ($)
Dale B. Smith	President, Chief Executive Officer and Director	$386,538.46

Thomas E. Fish	Interim Chief Financial Officer and President, Piping Systems Products Segment	98,696.15

George P. Bukuras	Vice President, General Counsel, Chief Compliance Officer and Secretary	10,307.69

Darrell Jean	Vice President, Business Development	98,696.15

Doyce Gaskin	Vice President, Manufacturing	98,696.15

Vincent Sarni	Director	5,153.85

In connection with the adoption of the resolution authorizing the stock compensation gross-up payments, the board of directors concluded that there was no intentional misconduct on the part of any employee that resulted in the restatement of the Company’s financial statements.

•                                          Establishment of the Senior Executive Bonus Pool and Segment Bonus Pools for the 2005 fiscal year based on the adjusted EBITDA of the Company and the adjusted EBITDA for each of the Company’s business segments, respectively.  Other than Thomas E. Fish, the Company’s named executive officers will participate in the Senior Executive Bonus Pool; and Mr. Fish will participate in the Segment Bonus Pool for the Piping Components Segment.

•                                          Authorization of the amendment of Darrell Jean’s employment agreement dated as of February 18, 2005 to correct the reference to the bonus pool in such agreement so that, as amended, the employment agreement refers to the Senior Executive Bonus Pool as established by the Company’s board of directors.

•                                          Approval of the payment to one of the Company’s directors, Vincent Sarni, of a one-time, $200,000 fee, in recognition of the time and effort expended by Mr. Sarni in connection with the recent internal investigations by the Company, the delayed filing by the Company of its annual and quarterly reports and other matters brought before the Company’s Audit Committee, of which Mr. Sarni serves as Chair.

•                                          Approval of the increase of Dale B. Smith’s base salary to $400,000 per year effective March 1, 2005.

In accordance with the unanimous consent described above, on May 3, 2005, the Company’s wholly-owned subsidiary, Mueller Group, Inc., entered into the Amendment No. 1 to the Employment Agreement with Darrell Jean dated as of February 18, 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Title

10.1*	Amendment No. 1, dated May 3, 2005, to Employment Agreement by and between Mueller Group, Inc. and Darrell Jean dated as of February 18, 2005.

*  Filed as an Exhibit to the Mueller Group, Inc. Form 8-K filed on May 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2005	MUELLER WATER PRODUCTS, INC.

	By:	/s/ THOMAS E. FISH
Thomas E. Fish
Interim Chief Financial Officer